Exhibit 99.1

Peter Abram, Senior Vice President and CFO

Peter.Abram@faro.com, 407-333-9911

FARO Reports Second Quarter 2014 Orders Growth of 26% and Sales Growth of 20%; Net Income Increases 74%

LAKE MARY, FL, July 29, 2014 – FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the second quarter ended June 28, 2014. Sales in the second quarter of 2014 increased 20.1% to $82.1 million from $68.3 million in the second quarter of 2013. Net income increased $2.7 million, or 74.3%, to $6.3 million, or $0.36 per share, in the second quarter of 2014 from $3.6 million, or $0.21 per share, in the second quarter of 2013.

New order bookings for the second quarter of 2014 increased $17.2 million, or 25.7%, to $83.9 million from $66.7 million in the second quarter of 2013.

Gross profit increased $8.6 million, or 23.3%, to $45.5 million from $36.9 million in the prior year quarter primarily driven by higher sales volume in laser scanners. Gross margin of 55.5% increased 150 basis points from the second quarter of 2013 primarily driven by more favorable metrology product margin resulting from manufacturing efficiency gains.

The Company is committed to continually developing disruptive products through its research and development activities and selective acquisitions. Accordingly, in the second quarter of 2014, R&D spending increased $1.5 million, or 29.0%, to $6.7 million from $5.2 million in the second quarter of 2013. On July 29, 2014, FARO also announced the acquisition of The CAD Zone, Inc., a software provider with proprietary technology specifically targeted for law enforcement applications. CAD Zone’s point cloud software application will be integrated with FARO’s laser scanning technology to provide a turn-key solution for crime scene and other forensic applications.

Operating margin increased to 10.2% in the second quarter of 2014 from 8.0% in the second quarter of 2013 primarily as a result of strong sales growth coupled with active operating cost management.

“FARO’s strong product line-up combined with solid execution by the global team enabled the Company to accelerate sales growth and new order intake in the second quarter,” stated Jay Freeland, FARO’s President and CEO. “As a result, we also delivered a $0.15, or 71%, increase in EPS for our shareholders through higher sales, improved manufacturing efficiencies, and greater leverage on our cost structure.”

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about FARO’s growth, demand for and customer acceptance of FARO’s products, anticipated improvement in the markets in which FARO operates, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as, “is”, “continually,” “will,” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

•	declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO

FARO is the world’s most trusted source for 3D measurement technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

Approximately 15,000 customers are operating more than 30,000 installations of FARO’s systems, worldwide. The Company’s global headquarters is located in Lake Mary, FL; its European regional headquarters in Stuttgart, Germany; and its Asia/Pacific regional headquarters in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, Portugal, India, China, Malaysia, Vietnam, Thailand, South Korea, and Japan.

More information is available at http://www.faro.com

Financial tables to follow:

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
SALES
Product	$67,382	$55,174	$127,204	$107,656
Service	14,678	$13,155	28,230	26,043

Total sales	82,060	68,329	155,434	133,699

COST OF SALES
Product	26,392	22,921	51,545	44,260
Service	10,151	8,482	18,289	15,688

Total cost of sales (exclusive of depreciation and amortization, shown separately below)	36,543	31,403	69,834	59,948

GROSS PROFIT	45,517	36,926	85,600	73,751

OPERATING EXPENSES
Selling and marketing	19,715	16,716	37,148	33,366
General and administrative	8,867	7,826	17,280	15,341
Depreciation and amortization	1,868	1,736	3,715	3,569
Research and development	6,658	5,162	12,088	10,287

Total operating expenses	37,108	31,440	70,231	62,563

INCOME FROM OPERATIONS	8,409	5,486	15,369	11,188

OTHER (INCOME) EXPENSE, net
Interest income	(22)	(19)	(39)	(35)
Other (income) expense, net	(149)	504	11	619
Interest expense	1	0	1	1

INCOME BEFORE INCOME TAX EXPENSE	8,579	5,001	15,396	10,603

INCOME TAX EXPENSE	2,251	1,370	4,092	2,398

NET INCOME	$6,328	$3,631	$11,304	$8,205

NET INCOME PER SHARE - BASIC	$0.37	$0.21	$0.66	$0.48

NET INCOME PER SHARE - DILUTED	$0.36	$0.21	$0.65	$0.48

Weighted average shares - Basic	17,233,012	17,097,973	17,220,146	17,054,354

Weighted average shares - Diluted	17,338,388	17,173,015	17,364,436	17,177,748

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	June 28, 2014 (unaudited)	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$129,835	$124,630
Short-term investments	64,996	64,994
Accounts receivable, net	65,979	66,309
Inventories, net	53,302	48,940
Deferred income taxes, net	5,930	4,601
Prepaid expenses and other current assets	14,945	14,645

Total current assets	334,987	324,119

Property and equipment:
Machinery and equipment	39,587	36,924
Furniture and fixtures	7,159	6,888
Leasehold improvements	12,709	11,765

Property and equipment at cost	59,455	55,577
Less: accumulated depreciation and amortization	(41,571)	(39,126)

Property and equipment, net	17,884	16,451

Goodwill	19,241	19,358
Intangible assets, net	8,466	8,112
Service inventory	21,906	19,033
Deferred income taxes, net	4,401	4,423

Total assets	$406,885	$391,496

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,866	$14,881
Accrued liabilities	20,382	20,133
Income taxes payable	33	1,690
Current portion of unearned service revenues	23,215	21,331
Customer deposits	2,559	2,910
Current portion of obligations under capital leases	8	8

Total current liabilities	60,063	60,953
Unearned service revenues - less current portion	14,153	13,414
Deferred income tax liability	1,235	1,171
Obligations under capital leases - less current portion	4	8

Total liabilities	75,455	75,546

Commitments and contingencies
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 17,927,617 and 17,868,372 issued; 17,247,382 and 17,188,137 outstanding, respectively	18	18
Additional paid-in capital	196,032	191,874
Retained earnings	137,171	125,867
Accumulated other comprehensive income	7,284	7,266
Common stock in treasury, at cost - 680,235 shares	(9,075)	(9,075)

Total shareholders’ equity	331,430	315,950

Total liabilities and shareholders’ equity	$406,885	$391,496

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
(in thousands)	June 28, 2014	June 29, 2013
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$11,304	$8,205
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,715	3,569
Compensation for stock options and restricted stock units	2,444	2,105
Provision for bad debts	66	315
Deferred income tax (benefit) expense	(1,249)	1,281
Income tax benefit from exercise of stock options	(59)	(814)
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	297	9,644
Inventories, net	(6,645)	1,101
Prepaid expenses and other current assets	(341)	(765)
(Decrease) increase in:
Accounts payable and accrued liabilities	(714)	(4,565)
Income taxes payable	(1,644)	(2,868)
Customer deposits	(395)	458
Unearned service revenues	2,727	594

Net cash provided by operating activities	9,506	18,260

INVESTING ACTIVITIES:
Purchases of property and equipment	(4,555)	(891)
Payments for intangible assets	(927)	(832)

Net cash used in investing activities	(5,482)	(1,723)

FINANCING ACTIVITIES:
Payments on capital leases	(4)	(76)
Income tax benefit from exercise of stock options	59	814
Proceeds from issuance of stock, net	1,655	3,084

Net cash provided by financing activities	1,710	3,822

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(529)	(2,284)

INCREASE IN CASH AND CASH EQUIVALENTS	5,205	18,075

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	124,630	93,233

CASH AND CASH EQUIVALENTS, END OF PERIOD	$129,835	$111,308

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands)	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net income	$6,328	$3,631	$11,304	$8,205
Currency translation adjustments, net of tax	99	468	18	(2,961)

Comprehensive income	$6,427	$4,099	$11,322	$5,244